THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE
OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT
TO AN EFFECTIVE REGISTRATION STATEMENT MADE UNDER THE SECURITIES
ACT OF 1933 (THE "ACT") OR PURSUANT TO AN EXEMPTION FROM
REGISTRATION UNDER THE ACT.


                     PARADIGM MEDICAL INDUSTRIES, INC.

                           UNDERWRITER'S WARRANT


     Paradigm Medical Industries, Inc., a Delaware corporation (the "Company") , hereby certifies that, for an aggregate consideration of $100.00, Kenneth Jerome & Company, Inc. ("Holder") is entitled, subject to the terms set forth below, at any time or from time to time but not earlier than twenty four
(24) months nor later than five (5) years from July 10, 1996 (the "Issue Date"), to purchase from the Company one hundred thousand (100,000) Units, each such Unit consisting of one share of Common Stock ($.001 par value per share) of the Company and one redeemable common stock purchase warrant, exercisable into one share of Common Stock per warrant for a period of five years from July 10, 1996, purchase from the Company of the Unit at the purchase price per Unit of Eight Dollars and Twelve and one half Cents ($8.125) (equal to 130% of the public offering price per Unit) (the purchase price per unit, as adjusted from time to time pursuant to the provisions hereunder set forth, being referred to herein as the "Exercise Price") all as described in the prospectus contained in the Company's Registration Statement on Form SB-2 (File No.333-2496), as amended, which Registration Statement was originally filed with the Securities and Exchange Commission on or about March 19, 1996, 1996 (the "Registration Statement"). The Issue Date shall be the same date as the closing date of the public offering. Except as set forth herein, the Units issuable upon exercise of this Underwriter's Warrant have the same respective terms as the Units offered by the Registration Statement. This Underwriter's Warrant and all rights hereunder, to the extent such rights shall not have been exercised, shall terminate and become null and void to the extent the holder fails to exercise any portion of this Underwriter's Warrant prior to 5:00 p.m., New Jersey time, on July 10, 2001, or if the Transfer Agent (as defined in Section 4 below) shall not regularly be open for business on that day, then on the next such business day.

1.   Registration.

     a. The Company agrees for a period of three years commencing two year after the Issue Date, that if during such three-year period, no current registration statement by the company is on file with the U.S. Securities and Exchange Commission covering the securities underlying this underwriter's Warrant, upon receipt of a demand for registration in the form of a written request from the holder of this Underwriter's Warrant or a majority of the securities issued or issuable hereunder, it will prepare and file under the Act one registration statement or Notification on Form 1-A, if then required, to permit a public offering of this Underwriter's Warrant and the securities then underlying this Underwriter's Warrant, and will use its best efforts to cause such registration statement or notification to become effective at the earliest possible date and to remain effective for a period not to exceed 90 days. The Company will bear the cost of such registration statement, including but not limited to counsel fees of the Company and disbursements, accountants' fees and printing costs, if any, but excluding the fees of counsel and others hired by the holder. The foregoing demand registration right by the Underwriter at the expense of the Company shall be on a one-time request basis only.

     b. Additionally, whenever during the three-year period commencing two year after the Issue Date the Company or any successor proposes to file a Notification on Form 1-A under the Act or a registration statement relating to a public offering of its equity securities under the Act (whether for its own benefit or for the holders of any of its equity securities or otherwise), but not including a registration on Form S-8, it shall offer, upon 30 days' written notice to the holder of this Underwriter's Warrant or the holders of the underlying securities (the "Holders"), to include and shall include, at the Holders' option(s), all or any portion of this Underwriter's Warrant and the securities underlying this Underwriter's Warrant in such registration statement at the expense of the Company, limited in the case of a Regulation A Offering to the amount of the available exemption.

     c. In connection with any registration statement or Notification on Form 1-A pursuant to subsection a or b of this
Section 1, the Company agrees that it will furnish to you the representations and warranties and opinions of counsel to the same effect as provided in Sections 1 and 5(b) of the Underwriting Agreement entered into by the parties hereto on July 22, 1996 (the "Underwriting Agreement"), to the extent then applicable, except that such representations, warranties, and opinions shall relate to the registration statement or Notification on Form 1-A and to the securities which shall be offered thereby. The Company and you further agree that as to such registration statement or Notification on Form 1-A, the provisions of Section 3 (but not including subsections (l), (m) or (n)) of the Underwriting Agreement, shall apply. The Company and you further agree that the provisions of section 8 of the Underwriting Agreement shall apply, with the holder having the rights and obligations afforded the Underwriter in that section, and that such section shall apply with respect to that offering.

2.   Exercise of Warrant.

     a. This Underwriter's Warrant may be exercised in full or from time to time in part by the holder by surrendering it, with the form of subscription at the end hereof duly executed by such holder, to the Company's transfer agent accompanied by payment in full, in cash or by certified or official bank check, of the Exercise Price payable in respect of all or part of this Underwriter's Warrant being exercised.

     b. Upon such surrender of this Underwriter's Warrant and payment of such Exercise Price, the Company shall issue and cause to be delivered to or upon the written order of the holder of this Underwriter's Warrant and in such name or names as the holder may designate a certificate or certificates for the number of full Units so purchased, together with cash, as provided in
Section 3 hereof, in respect of any fractional Units otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Units as of the date of surrender of this Underwriter's Warrant and payment of such Exercise Price notwithstanding that the certificate or certificates representing such Units shall not actually have been delivered or that the stock transfer books of the Company shall then be closed.

     c. If less than the entire Underwriter's Warrant is exercised, the Company shall, upon such exercise, execute and deliver to the holder thereof a new warrant in the same form as this Underwriter's Warrant evidencing that Underwriter's Warrant to the extent not exercised.

     d. The Company shall, at the time of any exercise of all or part of this Underwriter's Warrant, upon the request of the holder hereof, acknowledge in writing its continuing obligation to afford to such holder any rights to which such holders shall continue to be entitled after such exercise in accordance with the provisions of this Underwriter's Warrant, provided that if the holder of this Underwriter's Warrant shall fail to make any such request, such failure shall not affect the continuing obligations of the Company to afford to such holder any such rights.

3. Fractional units. No fractional securities or scrip representing fractional securities shall be issued upon the exercise of this Underwriter's Warrant. With respect to any fraction of a Unit called upon any such exercise hereof, the Company shall pay to the holder an amount in cash equal to such fraction multiplied by the current market value of such fractional securities, determined as follows:

     a. If the security is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange, the current value shall be the last reported sale price of the security on such exchange on the last business day prior to the date of exercise of this Underwriter's Warrant, or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange; or

     b. If the security is not listed or admitted to unlisted trading privileges, the current value shall be the last reported sale price or the mean of the last reported bid and asked prices reported by the National Association of Securities Dealers Automated Quotation System (or, if not so quoted an NASDAQ, by the National Quotation Bureau, Inc.) on the last business day prior to the date of the exercise of this Underwriter's Warrant; or

     c. If the security is not so listed or admitted to unlisted trading privileges and prices are not reported on NASDAQ, the current value shall be an amount, not less than the book value, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

4.   Exchange, Assignment, or Loss of Warrant.

     a. This Underwriter's Warrant is exchangeable, without expense, at the option of the holder, upon presentation and surrender hereof to the transfer agent for other Underwriter's Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of securities purchased hereunder. This Underwriter's Warrant is restricted from sale, transfer, assignment, or hypothecation except to the officers, principals and successors of Kenneth Jerome & Co., Inc., and may be exercised in whole or in part at any time and from time to time during the three (3) year period following the expiration of two (2) year from the Issue Date. Any such assignment shall be made by surrender of this Underwriter's Warrant to Continental Stock Transfer and Trust Co. or any successor transfer agent designated by the Company in writing (the "Transfer Agent") with the Form of Assignment annexed hereto duly executed and funds sufficient to pay any transfer tax, whereupon the Transfer Agent shall, without charge, cause to be executed and delivered a new Underwriter's Warrant in the name of the assignee named in such instrument or assignment and this Underwriter's Warrant shall promptly be canceled. This Underwriter's Warrant may be divided or combined with other Underwriter's Warrants that carry the same rights upon presentation hereof to the office of the Transfer Agent together with a written notice specifying the name and denomination in which new Underwriter's Warrants are to be issued and signed by the holder hereof. The term "Underwriter's Warrant" as used in this Warrant includes any Underwriter's Warrants issued in substitution for or replacement of this Underwriter's Warrant, or into which this Underwriter's Warrant may be divided or exchanged.

     b. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Underwriter's Warrant, and, in the case of loss, theft or destruction of reasonably satisfactory indemnification, and upon surrender and cancellation of this Underwriter's Warrant, if mutilated, the Transfer Agent will cause to be executed and delivered a new Underwriter's Warrant of like tenor and date. Any such new Underwriter's Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Underwriter's Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

5. Rights of the Holder. The holder of this Underwriter's Warrant shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the holder are limited to those expressed in this Underwriter's Warrant.

6.   Adjustments.

     a. In case the Company shall, while this Underwriter's Warrant remains in force, effect a recapitalization of such character that the securities covered hereby shall be changed into or become exchangeable for a larger or smaller number of such securities, then thereafter, the number of securities of the Company which the holder of this Underwriter's Warrant shall be entitled to purchase hereunder, shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of the Company, by reason of such recapitalization, and the purchase price hereunder, per Unit, shall in the case of an increase in the number of shares be proportionately reduced, and in the case of a decrease in the number of share be proportionately increased.

     b. In case the Company shall, at any time prior to the exercise of an underwriter's Warrant, consolidate or merge with, or shall transfer its property as an entirety to, or substantially as an entirety to, any other corporation, the holder of an Underwriter's Warrant who thereafter exercises the same as herein provided shall be entitled to receive, for the purchase price per Unit stated in this Underwriter's Warrant, that number of shares or other securities or property of the corporation resulting from such consolidation or merger or transfer to which each Unit deliverable upon exercise of this Underwriter's Warrant would have been entitled, upon such consolidation or merger or transfer, had the holder of such Underwriter's Warrant exercised his right to purchase Units, and had such holder exercised the redeemable common stock purchase warrant comprising a part of the Unit, and had said shares or other securities been issued and outstanding, and had such holder been the holder of record of such shares or other securities at the time of such consolidation or merger or transfer.

     c. In case the Company shall at any time prior to the exercise of an Underwriter's Warrant make any distribution of its assets to holders of its Common Stock by liquidating or partial liquidating dividend or by way of return of capital, or other than as a dividend payable out of earnings or any surplus legally available for dividends under the laws of the State of Delaware, then the holder of an Underwriter's Warrant who thereafter exercises the same as herein provided and the redeemable common stock purchase warrant comprising a part of the Unit as therein provided after the date of record for the determination of those holders of Common Stock entitled to such distribution of assets, shall be entitled to receive for the purchase price, in addition to each Share, the amount of such assets (or at the option of the Company a sum equal to the value thereof at the time of such distribution to holders of Common Stock as such value is determined by the Board of Directors of the Company in good faith) which would have been payable to such holder had he been the holder of record of such share receivable upon exercise of such Underwriter's Warrant and redeemable common stock purchase warrant on the record date for the determination of those entitled to such distribution.

     d. In case of the dissolution, liquidation or winding-up of the Company, all rights under this Underwriter's Warrant and the redeemable common stock purchase warrants shall terminate on a date fixed by the Company, such date so fixed to be not earlier than the date of the commencement of the proceedings for such dissolution, liquidation or winding-up and not later than thirty days after such commencement date. In any such case of termination of purchase rights the Company shall give notice of such termination date to the registered holder of this Underwriter's Warrant.

     e. Upon any adjustment of the purchase price and/or any increase or decrease in the number of securities purchasable upon the exercise of this Underwriters Warrant or the redeemable common stock purchase warrant comprising a part of the Unit, then, and in each case, the company, within 30 days thereafter, shall give written notice thereof to the registered holder of this Underwriter's Warrant, which notice shall state the adjusted purchase price and/or the increased or decreased number of securities purchasable upon the exercise of this Underwriter's Warrant or the redeemable common stock purchase warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

7. Notices of Record Dates, Etc. Upon the occurrence of any of the events listed in subsections a to c below, the Company shall mail or cause to be mailed (on the same date as the company informs its stockholders of such event) to the holder of this Underwriter's Warrant a notice specifying, as the case may be,
(i) the date on which a record is to be taken for the purpose of such dividend, distribution or right and stating the amount and character of such dividend, distribution or right, or (ii) the date on which a record is to be taken for the purpose of voting on or approving such reorganization, recapitalization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up and the date on which such event is to take place and the time, if any is to be fixed, as of which the holder of record of Common Stock (or any other securities at the time deliverable on exercise of this Underwriter's Warrant) shall be entitled to exchange its shares of Common Stock (or such other securities) for securities or other property deliverable on such reorganization, recapitalization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up.

     a. The Company shall fix a record date of the holders of Common Stock (or other securities at the time deliverable on exercise of this Underwriter's Warrant) for the purpose of entitling or enabling them to receive any dividends or other distribution, or to receive any right to subscribe for or purchase any shares of any class or any securities, or to receive any other right contemplated by Section 6 or otherwise; or

     b. Any reorganization or recapitalization of the Company, any reclassification of the Capital stock of the Company, any consolidation or merger of the Company with or into another corporation or any transfer of all or substantially all of the assets of the Company to another entity; or

     c. The voluntary or involuntary dissolution, liquidation or winding up of the Company.

8. Reservation of the Units and Shares. The Company shall at all times reserve, and the Transfer Agent shall be irrevocably authorized and directed at all times to reserve, for the purpose of issuance on exercise of this Underwriter's Warrant, such number of authorized Units and authorized shares of Common Stock or such class or classes of capital stock or other securities as shall from time to time be sufficient to comply with this Underwriter's Warrant, and the Company shall promptly take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized and unissued Units and authorized and unissued shares of Common Stock or such other class or classes of capital stock or other securities to such number as shall be sufficient for that purpose. The Company shall keep a copy of this Underwriter's Warrant on file with the Transfer Agent. The Company shall supply the Transfer Agent with duly executed stock and other certificates, as appropriate, for such purpose and shall provide or otherwise make available any cash which may be payable as provided in Section 3 hereof.

9. Approvals. The Company shall from time to time use its best efforts to obtain and continue in effect any and all permits, consents, registrations, qualifications and approvals of governmental agencies and authorities and to make all filings under applicable securities laws that may be or become necessary in connection with the issuance, sale, transfer and delivery of this Underwriter's Warrant and the issuance of securities on any exercise hereof, and if any such permits, consent, qualifications, registrations, approvals or filings are not obtained or continued in effect as required, the Company shall immediately notify the holder thereof. Nothing contained in this
Section 9 shall in any way expand, alter or limit the rights of the holder set forth in Section 1 hereof.

10. Survival. All agreements, covenants, representations and warranties herein shall survive the execution and delivery of this Underwriter's Warrant and any investigation at any time made by or on behalf of any parties hereto and the exercise, sale and purchase of this Underwriter's Warrant (and any other securities or property) issuable on exercise hereof.

11. Remedies. The company agrees that the remedies at law of the holder of this Underwriters Warrant, in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Underwriter's Warrant, are not adequate and such terms may, in addition to and not in lieu of any other remedy, be specifically enforced by a decree of specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

12. Notices. All demands, notices, consents and other communications to be given hereunder shall be in writing and shall be deemed duly given when delivered personally or by telecopier or five days after being mailed by first class mail, postage prepaid, properly addressed, if to the holder of this Underwriter's Warrant, to Kenneth Jerome & Co., Inc., 247 Columbia Turnpike, Florham Park, New Jersey 07932, (201) 966-6669
Fax: (201) 966-6319 Attention: Mr. Robert Kaplon, with a copy to Roger Fidler, Esq., 400 Grove Street, Glen Rock, New Jersey 07452, (201) 445-8862 Fax: (201) 670-7218; if to the Company, to
Paradigm Medical Industries, Inc., 1772 West 2300 South, Salt Lake City, Utah 84119 Attention: Thomas Motter, with a copy to:
Randall Mackey, Esq., Mackey Price & Williams, 900 First Interstate Plaza, 170 South Main Street, Salt Lake City, Utah 84101-1655 (801) 575-5000, Fax (801) 575-5006. The Company and
each holder may change such address at any time or times by notice hereunder to the other.

13. Amendments; Waivers; Terminations; Governing Law; Headings. This Underwriter's Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Underwriter's Warrant and any disputes arising hereunder shall be governed by and construed and interpreted in accordance with the laws of the State of Arizona. The headings in this Underwriter's Warrant are for convenience of reference only and are not part of this Underwriter's Warrant.

14. Payment of Taxes. The Company shall pay all taxes, if any, attributable to the initial issuance of this Underwriter's Warrant and the Units and the securities comprising the Units; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any secondary transfer of this Underwriter's Warrant on the Units.

DATED: July 25, 1996

                              PARADIGM MEDICAL INDUSTRIES,
                              INC., a Delaware corporation

(CORPORATE SEAL)

                              By: Thomas F. Motter
                                  President
ATTEST:



By: Randall A. Mackey
    Corporate Secretary


                            FORM OF ASSIGNMENT
                 (To be executed upon transfer of Warrant)

    FOR VALUE RECEIVED,
                       ----------------------------------------
hereby sells, assigns and transfers to
                                      -------------------------
                                        the within Underwriter's
---------------------------------------
Warrant together with all rights, title and interest therein, and does hereby irrevocably constitute and appoint attorney to transfer such Underwriter's Warrant on the warrant register of the within named Company, with full power of substitution.


                              Signature:



                              ------------------------------

Dated:
      ------------------

                              Signature Guarantee:


                              -------------------------------
                               SUBSCRIPTION


           (To be completed and signed only upon an exercise of the Underwriter's Warrant in whole or in part)

To:
   -------------------------------------------------------------
as Transfer Agent for Paradigm Medical Industries, Inc.


     The undersigned, the Holder of the attached Underwriter's Warrant, hereby irrevocably elects to exercise the purchase right represented by the Underwriter's Warrant for, and to purchase
thereunder,        Units (as such terms are defined in the
original Underwriter's Warrant dated July 25, 1996, from Paradigm Medical Industries, Inc.), and herewith makes payment of
$                       therefor in cash or by certified or
official bank check. The undersigned hereby requests that the Certificate(s) for such securities be issued in the name(s) and delivered to the addresses) as follows:

Name:

Address:

Deliver to:

Address:

                  (Attach additional sheets as necessary)

     If the foregoing Subscription evidences an exercise of the Underwriter's Warrant to purchase fewer than all of the Units (or other securities or property) to which the undersigned is entitled under such Underwriter's Warrant, please issue a new Underwriter's Warrant, of like tenor, for the remaining Units (or other securities or property) in the name(s), and deliver the same to the addresses), as follows:

Name:

Address:

                  (Attach additional sheets as necessary)

DATED:


                                   (Name of Holder)


                                   (Signature of Holder or
                                   Authorized Signatory)


                              (Social Security or Taxpayer
                              Identification Number of
                              Holder)